Exhibit 7

JOINT FILING AGREEMENT

December 19, 2023

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D filed on the date hereof (including amendments thereto) with respect to the shares of Class A Common Stock, par value $0.001 per share, of P10, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

210/P10 ACQUISITION PARTNERS, LLC

By: 210 Capital, LLC
Its: Member

By:	/s/ Robert Alpert
Its: Authorized Signatory

210 CAPITAL, LLC

By: Covenant RHA Partners, L.P.
Its: Member

By:	/s/ Robert Alpert
Its: Authorized Signatory

By: CCW/LAW Holdings, LLC
Its: Member

By:	/s/ C. Clark Webb
Its: Authorized Signatory

CCW/LAW HOLDINGS, LLC

By:	/s/ C. Clark Webb
Its: Authorized Signatory

COVENANT RHA PARTNERS, L.P.

By: RHA Investments, Inc.
Its: Member

By:	/s/ Robert Alpert
Its: Authorized Signatory

RHA INVESTMENTS, INC.

By:	/s/ Robert Alpert
Its: President

/s/ Robert Alpert
ROBERT ALPERT

/s/ C. Clark Webb
C. CLARK WEBB